Exhibit 99.1

SITO Mobile Reports Record Revenues and 46% Year-over-Year Growth for 2017

Fourth Quarter revenues of $14.7 million driven by strong media placement revenues and initial monetization of insights-driven offerings

JERSEY CITY, N.J., March 21, 2018 -- SITO Mobile Ltd. (NASDAQ: SITO), an insights-driven Consumer Behavior and Location Sciences™ company, announced today its financial results for the fourth quarter and full-year ended December 31, 2017.

Fourth Quarter Financial and Recent Business Highlights

•	Fourth quarter media placement revenues more than doubled to $14.7 million compared to media placement revenues of $7.3 million for the three months ended December 31, 2016

•	Net loss of $6.9 million in fourth quarter compared to a net loss of $1.5 million in the corresponding period of 2016. The net loss reflects, among other things, (i) a $3.5 million expense related to the settlement of litigation and termination of the IP revenue sharing agreement with TAR SITO LendCo LLC and (ii) a $2.2 million expense relating to the accrual of bonuses earned by the Company’s executive management team under their respective employment agreements with the Company, in connection with the achievement of certain performance-based targets

•	Generated Adjusted EBITDA* loss of $38,700 for the fourth quarter of 2017

•	Subsequent to quarter-end, closed a $14.8 million public equity offering, strengthening SITO’s capital position and balance sheet

•	Subsequent to quarter-end, terminated IP revenue sharing agreement with TAR SITO LendCo LLC and settled all related litigations for $3.5 million

•	Subsequent to quarter-end, appointed Bruce Rogers, former Chief Insights Officer and veteran of Forbes Media, as SITO’s Head of Marketing

“2017 was a transformative year for SITO and with a new leadership team and insights-driven strategy firmly in place, we are well positioned to further accelerate growth in 2018,” said Tom Pallack, SITO’s Chief Executive Officer. “We are advancing efforts to reposition SITO’s location-based, proprietary, data-driven mobile solutions to larger customers. During the fourth quarter we launched paid confirmation pilot programs with an increasing number of Fortune 500 brands, designed to test and validate our offering which is an important milestone ahead of the contracting phase for multi-year opportunities with potential customers.”

“Our fourth quarter results were highlighted by record revenues and strong bookings in our core media business,” Pallack added. “In addition, the deployment of new consumer insight-driven programs with existing customers provided an initial base of syndicated and recurring, data-driven revenues that will scale as we continue to roll-out programs with customers in the first quarter in 2018 and beyond.”

Pallack concluded, “We entered 2018 with strong business momentum and following the recent capital raise, we are now in a stronger position to advance new customer engagements and larger deals. Based on our bookings to date, we expect to generate at least $10.0 million in media placement revenue in the first quarter of 2018 (compared to $6.5 million in the first quarter of 2017).”

Fourth Quarter Financial Summary

Total revenue for the three months ended December 31, 2017 increased 97%, or $7.2 million, to $14.7 million compared to $7.5 million in the corresponding period of 2016.  This increase was primarily driven by an increase in the number of campaigns as the Company continues to expand its direct sales force and increase its customer base.

Gross profit for the three months ended December 31, 2017 was $6.8 million, or 46% of total revenue, compared to $3.7 million, or 50% of total revenue, in the corresponding period of 2016. The decrease in gross profit margin was primarily driven by change in our advertising mix year over year.

Loss from operations for the three months ended December 31, 2017 was $6.9 million, which reflects, among other things, (i) a $3.5 million expense related to the settlement of litigation and termination of the IP revenue sharing agreement with TAR SITO LendCo LLC and (ii) a $2.2 million expense relating to the accrual of bonuses earned by the Company’s executive management team under their respective employment agreements with the Company, in connection with the achievement of certain performance-based targets.

Net loss for the three months ended December 31, 2017 was $6.9 million, or ($0.31) per basic and diluted share, compared to net loss of $1.5 million, or ($0.07) per basic and diluted share, in the corresponding period of 2016.

Adjusted EBITDA* for the three months ended December 31, 2017 was a loss of $38,700 compared to a loss of $531,700 in the corresponding period of 2016.

* SITO Mobile has presented Adjusted EBITDA, a non-GAAP measure, because many of our investors use these non-GAAP measures to monitor the Company’s performance. Generally, a non-GAAP financial measure is a quantitative assessment of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. It should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Full-Year Financial Summary

Total revenue for the full-year ended December 31, 2017 increased 46%, or $13.7 million, to $43.1 million compared to $29.4 million in 2016.  This increase was driven primarily by an increase in the number of campaigns as the Company continues to expand its direct sales force and increase its customer base.

Gross profit for the full-year 2017 was $20.9 million, or 48% of total revenue, compared to $15.7 million, or 53% of total revenue, in 2016. The increase in gross profit was primarily driven by increased revenues. The decrease in gross profit margin was primarily driven by a change in our advertising mix year over year.

Loss from operations for the twelve months ended December 31, 2017 was $14.3 million, which reflects, among other things, a $6.8 million increase in general and administrative costs, $6.7 million of certain non-recurring expenses primarily related to litigation and other legal matters and a $4.1 million increase in sales and marketing expense related to expansion of the direct sales force and customer management personnel, which trends in line with the increase in media placement revenue. This was partially offset by an increase in gross profit of $5.1 million.

Net loss for the full-year 2017 was $14.6 million, or ($0.69) per basic and diluted share, compared to a net loss of $1.4 million, or $(0.08) per basic and diluted share, for 2016. The decline in net income was primarily due to a $6.8 million increase in general and administrative costs excluding $6.7 million of certain non-recurring expenses primarily related to litigation and other legal matters, a $4.1 million increase in sales and marketing expense related to expansion of the direct sales force and customer management personnel, which trends in line with the increase in media placement revenue, and a $2.2 million increase in the loss from discontinued operations, which was partially offset by an increase in gross profit of $5.1 million.

Cash used in operations for the twelve months ended December 31, 2017 was $3.1 million compared to $889,000 for 2016.

Adjusted EBITDA* for full-year 2017 was a loss of $133,800 compared to positive Adjusted EBITDA of $939,200 in 2016.

Balance Sheet Summary

The Company ended the year with $3.6 million in cash and cash equivalents compared to $8.7 million at December 31, 2016. Subsequent to December 31, 2017 the Company closed a $14.8 million public offering; and terminated the IP revenue sharing agreement with TAR SITO LendCo LLC and settled all related litigations for $3.5 million. The net effect of these subsequent events strengthens SITO’s capital position and balance sheet. Management believes current cash levels and cash flows from future operations will be adequate to meet anticipated working capital needs, anticipated levels of capital expenditures and contractual obligations for the next 12 months.

Conference call information:

Date: Wednesday, March 21, 2018
Time: 4:30 p.m. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8293
Dial in Number for International Callers (Outside U.S. & Canada): 201-689-8349

The conference call will also be webcasted live on the Investor Relations section of SITO’s IR web site at http://ir.sitomobile.com/ir-calendar.

A replay will be available for two weeks starting on March 21, 2018 at approximately 8 p.m. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13677514

About SITO Mobile, Ltd.

SITO turns the consumer journey into a powerful instrument for marketers, delivering actionable insights that influence behavior in real-time. Through Consumer Behavior and Location Sciences™, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. Our science and products reveal a deeper, real-time understanding of customer interests, actions and experiences providing increased clarity for brands when it comes to navigating business decisions and delivering advertising. The Company is home to an internally developed, proprietary location-data technology stack, arming clients with a powerful resource for granular data, real-time insights and optimization, and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, SITO creates audience profiles to develop measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and customized solutions spanning media and research, visit www.sitomobile.com.

About Non-GAAP Financial Measures

We present EBITDA and Adjusted EBITDA and in this press release to provide a supplemental measure of our operating performance. We define EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, and Adjusted EBITDA, as EBITDA before stock based compensation, certain non-recurring professional expenses related to pending or threatened contested solicitations of the Company’s shareholders, investigations of former executives, defense of certain class action lawsuits, and implementation of a section 382 rights plan. We believe EBITDA and Adjusted EBITDA are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended September 30, 3017, and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Investor Relations

Rob Fink

Hayden IR

Phone: 646.415.8972

Email: SITO@haydenir.com

Source: SITO Mobile, Ltd.

SITO Mobile, Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
	Unaudited		Unaudited
Revenue
Media placement	$14,696,065	$7,328,238	$42,859,777	$28,911,717
Licensing and royalties	-	126,677	245,407	515,238
Total revenue	14,696,065	7,454,915	43,105,184	29,426,955

Cost of Revenue
Cost of revenue	7,878,174	3,731,731	22,242,286	13,705,459
Gross profit	6,817,891	3,723,184	20,862,898	15,721,496

Operating Expenses
Sales and marketing	3,914,245	2,784,982	14,522,230	10,470,543
General and administrative	6,194,355	1,837,460	16,029,040	6,074,001
Legal settlement	3,500,000	-	3,500,000	-
Depreciation and amortization	141,395	150,577	1,137,985	608,649
Total operating expenses	13,749,995	4,773,019	35,189,255	17,153,193

(Loss) from operations	(6,932,104)	(1,049,835)	(14,326,357)	(1,431,697)

Other Income (Expense)
Earnings from joint venture	-	-	1,350,000	-
Interest expense, net of interest income	2,613	(416,558)	(1,296,436)	(1,738,231)

Net (loss) before income taxes	(6,929,491)	(1,466,393)	(14,272,793)	(3,169,928)

Income tax benefit (expense)	80,522	(114,278)	80,522	(114,278)

Net (loss) from continuing operations	(6,848,969)	(1,580,671)	(14,192,271)	(3,284,206)

Discontinued Operations
(Loss) income from operations of discontinued component	(56,013)	120,626	(368,857)	1,880,220

Net (loss) income from discontinued operations	(56,013)	120,626	(368,857)	1,880,220

Net (loss)	$(6,904,982)	$(1,460,045)	$(14,561,128)	$(1,403,986)

Basic and diluted net (loss) per share
Continuing operations	(0.31)	(0.08)	(0.67)	(0.18)
Discontinued operations	(0.00)	0.01	(0.02)	0.10
Basic and diluted net (loss) per share	$(0.31)	$(0.07)	$(0.69)	$(0.08)

Basic and diluted weighted average shares outstanding	22,009,540	20,672,720	21,249,985	18,247,364

SITO Mobile, Ltd.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
	Unaudited
Assets
Current assets
Cash and cash equivalents	$3,611,438	$8,744,545
Accounts receivable, net	13,005,718	8,842,256
Other prepaid expenses	374,380	229,039
Assets from discontinued operations, net	10,596	870,716

Total current assets	17,002,132	18,686,556

Property and equipment, net	449,949	410,688

Other assets
Capitalized software development costs, net	1,485,285	1,698,992
Intangible assets:
Patents	742,574	1,315,818
Other intangible assets, net	1,168,007	1,439,007
Goodwill	6,444,225	6,444,225
Other assets including security deposits	92,420	150,038

Total other assets	9,932,511	11,048,080

Total assets	$27,384,592	$30,145,324

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,506,902	$3,184,237
Accrued expenses	9,911,540	2,180,944
Deferred revenue	-	245,407
Current obligations under capital lease	2,756	3,446
Note payable, net - current portion	-	2,896,893
Liabilities from discontinued operations, net	210,789	607,236

Total current liabilities	16,631,987	9,118,163

Long-term liabilities
Obligations under capital lease	-	2,756
Note payable, net	-	3,952,827

Total long-term liabilities	-	3,955,583

Total liabilities	16,631,987	13,073,746

Commitments and contingencies

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized, 22,039,529 shares issued and outstanding as of December 31, 2017 and $.001 par value; 100,000,000 shares authorized, 20,681,047 shares issued and outstanding as of December 31, 2016	22,038	20,680
Additional paid-in capital	166,070,506	157,829,709
Accumulated deficit	(155,339,939)	(140,778,811)

Total stockholders' equity	10,752,605	17,071,578

Total liabilities and stockholders' equity	$27,384,592	$30,145,324

SITO Mobile, Ltd.

Reconciliation of GAAP Net Income to Adjusted EBITDA

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
	Unaudited		Unaudited
Net (loss)	$(6,904,982)	$(1,460,045)	$(14,561,128)	$(1,403,986)
Net (loss) income from discontinued operations	(56,013)	120,626	(368,857)	1,880,220
Net (loss) from continuing operations	(6,848,969)	(1,580,671)	(14,192,271)	(3,284,206)
Adjustments to reconcile net (loss) to EBITDA:
Depreciation and amortization expense included in cost of revenue and operating expenses:
Amortization included in cost of revenue	222,482	194,333	889,358	657,879
Depreciation and other amortization	141,395	150,577	1,137,985	608,649
Total depreciation and amortization expense	363,877	344,910	2,027,343	1,266,528
Interest expense, net of interest income	(2,613)	416,558	1,296,436	1,738,231
Income tax benefit (expense)	80,522	(114,278)	80,522	(114,278)

EBITDA	(6,407,183)	(933,481)	(10,787,970)	(393,725)

Adjustments to reconcile EBITDA:
Stock based compensation expense included in operating expenses:
Sales and marketing	342,675	73,530	817,060	292,293
General and administrative	2,334,892	328,219	3,178,162	1,040,653
Total stock based compensation expense	2,677,567	401,749	3,995,222	1,332,946

Certain non-recurring expenses
Other litigation	3,526,760	-	3,526,935	-
Contested solicitation pending of threatened against the Company	96,780	-	2,020,370	-
Investigations of former executives	66,447	-	741,360	-
Class action lawsuits	893	-	235,062	-
Section 382 rights plan	-	-	135,228	-
Total non-recurring expenses	3,690,880	-	6,658,955	-

Adjusted EBITDA	$(38,736)	$(531,732)	$(133,793)	$939,221